Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3,( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of our report dated March 6, 2006 relating to the financial statements of C.D. Packaging Systems’s 2005 Annual Report to Shareholders, which appears in this Form 10-K of Ampal – American Israel Corporation .

/S/ Kesselman & Kesselman CPAs (ISR)
A member of Pricewaterhouse Coopers International Limited

Haifa, Israel
March 13, 2008